IXI Mobile / ITAC MERGER

March 1, 2006

OTC BB: ISLT/ISLTU/ISLTW

IXI Mobile / ITAC Merger

On February 28, 2006, IXI Mobile, Inc. ("IXI Mobile") signed a definitive agreement pursuant to which IXI Mobile will merge with a wholly-owned subsidiary of Israel Technology Acquisition Corp. ("ITAC"), a Specified Purpose Acquisition Corporation designed to provide access to a quality, private technology company that has manufacturing operations or R&D facilities in Israel. As a result of the merger, IXI Mobile will become a wholly-owned subsidiary of ITAC.

Under the terms of the agreement, the holders of equity interests in IXI Mobile (including holders of employee options and warrants to purchase IXI Mobile common stock) will own or have the right to acquire approximately 7.8 million shares of ITAC common stock. Of this amount, approximately 1.4 million shares will be available for issuance to IXI Mobile's senior management and employees under IXI Mobile's Employee Stock Option Plan. As further consideration, the holders of equity interests of IXI Mobile will receive or have the right to acquire up to an additional 10.0 million ITAC shares based on attaining various targets.

Following the merger, the combined Company will have access to the roughly $33,500,000 currently held in ITAC's trust account, which will be used for its working capital to support current opportunities and future sales initiatives, to pay expenses of the transaction, and to pay the per-share amount to any ITAC stockholder that seeks to convert his shares into cash. In addition, the funds may be used to repay certain IXI Mobile indebtedness.

About IXI Mobile, Inc.

IXI Mobile is the developer of the Ogo family of devices and end-to-end solutions for mass-market mobile data communication. The Ogo family delivers popular mobile applications including:

- Email
- Instant Messaging (IM) – through leading services (e.g. AOL, Yahoo! and MSN)
- Text Messaging (SMS)
- Voice, Gaming, Web Browsing and more



The Ogo is being launched throughout the world by leading mobile operators and Internet Service Providers (ISPs) seeking to offer an affordable mobile connectivity solution to large but underserved market segments; namely mobile youth/students and pro-sumers (SOHO and SME).

Since launching Ogo in September 2004, IXI Mobile has shipped approximately $20 million of Ogo products to customers including **AT&T Wireless (now Cingular Wireless)**, **Swisscom Mobile**, the leading Swiss mobile operator, and **e-kolay.net**, one of the largest ISPs in Turkey, in collaboration with **Telsim (now Vodafone)** and **Avea**, leading Turkish mobile operators.[3] IXI Mobile has recently signed a contract to sell Ogo to one of the largest ISPs in Western Europe with over 20 million subscribers.

Terms of IXI / ITAC Merger

- Up to 7.8 million shares to be issued or issuable to holders of equity interests of IXI Mobile
- IXI shareholders can earn up to 10 million additional shares according to the following schedule of incentives:

  2006 Revenues
  - $45 million = 1 million shares

  2007 Net Profits
  - $15-$25 million = 1 million shares[1]

  2008 Net Profits
  - $20-45 million = 2 million shares[1]

  Common Stock Performance[2]
  - > $8.50 = 2 million shares
  - > $9.50 = 2 million shares
  - > $12.00= 2 million shares

Additionally, certain IXI Mobile senior management members will be granted options to purchase 1.5 million additional shares at $5.00 per share becoming exercisable upon attaining the same net profit and share price milestones detailed above.

- Expected to close in Q3 2006
- Requires shareholder approval

[1] *Linear allocation*

[2] *Common stock must trade at or above target for 20 trading days within a 30 day period*

Business Highlights

Mobile Data for the Masses

- High-quality solution that enables affordable mobile data communications for the mass market

Easily Deployed

- Allows mobile operators and ISPs to bring Ogo to market quickly, easily and cost effectively

Large and Growing Wireless Data Opportunity

- Rapidly growing markets worldwide for mobile email, IM, RSS, and Web browsing

Addressing Sizeable, Underserved Markets

- Mobile Youth and Pro-Sumers want affordable mobile connectivity

Exciting Business Model

- Hardware profits and recurring service revenues

Investment Considerations

Strong Sales Performance

- ~$20 Million of Ogo products shipped since launch in September 2004
- Contract signed to ship ~$18 Million of Ogo devices ($2 Million shipped to date.)

Impressive Customer Base

- Swisscom Mobile (largest Swiss operator)
- e-kolay.net (one of the largest Turkish ISPs)
- AT&T Wireless (now Cingular Wireless)[3]

[3] *Ogo is no longer being sold by Cingular Wireless but service for existing customers continues*

Market Overview & Opportunity

The market for mobile email and instant messaging is still in its infancy. According to industry data, there are over 660 million email subscribers and over 300 million instant messaging (IM) subscribers worldwide. Thus far, these popular applications have seen limited use in the mobile environment, with the mobile email market leader having roughly five million subscribers.

Mobile data devices, such as smartphones, are often limited by either a poor messaging form factor or prohibitive cost (device and service plans). Ogo effectively overcomes these obstacles with an affordable, user-friendly device.

Ogo devices have been sold at retail from $0 (fully subsidized by the service provider) to $99, depending on service provider, with monthly service plans costing between $15 and $18.



Subscribers (M)
2,500
2,000
1,500
1,000
500
0
2,129
668
300
15
5
Mobile Subs
Email Subs
IM Users
Total Mobile Email Subs
Blackberry Subs

Source: Portio Research, Radicati Group, ComScore Media Metrix, Nomura Research, RIM, IXI Analysis

* * * Additional Information about the Proxy * * *

ITAC stockholders are urged to read the joint proxy statement/prospectus regarding the proposed transaction when it becomes available, as it will contain important information. ITAC stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about ITAC and IXI Mobile, without charge, at the Securities and Exchange Commission's Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to Israel Technology Acquisition Corp., at 7 Gush Etzion, 3rd Floor, Givaat Shmuel, Israel 54030.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about ITAC and IXI Mobile, Inc. and their combined business after completion of the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of ITAC and IXI Mobile, Inc.'s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of ITAC stockholders to approve the merger agreement and the transactions contemplated thereby; the number and percentage of ITAC stockholders voting against the merger and seeking conversion of their shares; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which IXI Mobile is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of mobile communications products and services; timing approval and market acceptance of new products introduction; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in ITAC's filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-QSB for the period ended September 30, 2005. The information set forth herein should be read in light of such risks. Neither ITAC nor IXI Mobile assumes any obligation to update the information contained in this press release.

The respective directors and executive officers of ITAC and IXI Mobile and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information regarding ITAC's directors and executive officers will be available in its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, to be filed with the Securities and Exchange Commission. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained the proxy statement/prospectus and other relevant materials to be filed with the Securities and Exchange Commission when they become available.

Management Team

IXI is led by industry veterans:

- Mr. Amit Haller, Co-Founder, President and CEO, has over 17 years experience in wireless communications. Mr. Haller was founder and CEO of Butterfly VLSI, Ltd., a pioneer in short distance wireless technology, which was sold to Texas Instruments in 1999.
- Mr. Gideon Barak, Co-Founder and Chairman, has over 25 years experience in the communications field, having served as CFO of DSP Group, Inc. (NASDAQ: DSPG), and Founder and CEO of DSP Communications (DSPC), which was spun out from DSPG and sold to Intel Corporation. Mr. Barak is also Director of several private companies.
- Mr. Israel Frieder, Chairman and CEO of ITAC, will join IXI as Co-Chairman. Mr. Freider has over 30 years experience in the telecommunications and IT sectors, having held various senior positions at Kardan Communications, ECI Telecom, Tadiran Telecom, and Teledata Networks.

Share Data

Each ITAC Unit, issued at $6.00, consists of one Share of Common Stock and two Redeemable Common Stock Purchase Warrants

Common Stock

- Voting, Conversion, and Liquidation Rights
- Minimum cash per share currently in Trust of approximately $5.30
- Cash in Trust invested in U.S. government securities – Treasury bills (~$33.5M)

Warrants

- Exercisable at $5.00 expiring on July 11, 2009, callable when common stock equals or exceeds $8.50 per share (for 20 days within a 30-day period)
- Provides potential access to up to $63M of growth capital

Investor Relations

KCSA
Todd Fromer
212-896-1215
tfromer@kcsa.com

Lee Roth
212-896-1209
lroth@kcsa.com

IXI Mobile and Ogo on the Web

www.ixi.com and www.ogo.com